Independent Auditors' Consent




To the Trustees and Shareholders
The Dreyfus/Laurel Funds Trust


We consent to the use of our reports dated February 9, 2000 with respect to the Dreyfus Premier Limited Term High Income Fund, Dreyfus Premier Core Value Fund, and Dreyfus Premier Managed Income Fund of The Dreyfus/Laurel Funds Trust (the "Trust"), incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Counsel and Independent Auditors" in the Statements of Additional Information.





                                                    KPMG LLP


New York, New York
April 26, 2000